Exhibit 10.2

This Instrument Prepared Under the Supervision of:
Miles & Stockbridge P.C.
1 West Pennsylvania Avenue
Suite 900
Towson, Maryland 21204

Loan Number: 2757521066

LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND
ASSIGNMENT OF RENTS
(Secures Obligatory Future Advances)

This LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS (the "Mortgage") is dated as of the 17th day of December, 2012, and is executed and entered into by EVITTS RESORT, LLC (the "Mortgagor") in favor of CENTENNIAL BANK, or its successors or assigns ("Lender").

WHEREAS, Mortgagor is the lessee of that certain real property located in Allegany County, Maryland, pursuant to that certain Amended and Restated Ground Lease dated on or about July 20, 2012 (the “Lease”), between Mortgagor and the State of Maryland to the use of the Department of Natural Resources (“Landlord”), and upon which Mortgagor desires to renovate an existing hotel, convention center and golf course and construct a casino facility all located in Rocky Gap State Park, Allegany County, Maryland (the “Project”); and

WHEREAS, pursuant to a Secured Construction Loan Agreement executed by Mortgagor and Lender as of even date herewith (the “Secured Loan Agreement”), Lender has agreed to extend credit to Mortgagor in an amount up to $17,500,000 for the purpose of completing the Project; and

WHEREAS, Lender would not otherwise have extended such credit without Mortgagor executing and delivering this Mortgage for the purpose of securing the obligations of Mortgagor to Lender; and

WHEREAS, Mortgagor’s principal indebtedness to Lender with respect to the Project is evidenced by that certain $17,500,000 Secured Construction Promissory Note of even date herewith which is scheduled to mature on December 17, 2020, unless renewed, extended, modified or accelerated by demand or default in accordance with the Credit Agreement (said note, together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increased additional advances evidenced by other written documents or otherwise thereof being collectively referred to herein as the "Note"); and

WHEREAS, Mortgagor desires to secure repayment of the Note by means of Mortgagor's execution and delivery of this Mortgage to Lender; and

WHEREAS, all capitalized terms not specifically defined herein shall have the meanings given to them in the Secured Loan Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions referenced and exchanged herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.           That Mortgagor does hereby grant, bargain, sell, convey and deliver unto Lender, and unto its successors and assigns, all of Mortgagor’s right, title and interest in and to the following described property (the “Property”), TO HAVE AND TO HOLD the same unto the said Lender, its successors and assigns forever:

(a)           Leasehold Estate. Mortgagor’s entire estate as tenant under the Lease, by which Lease the Landlord (with its successors and assigns, including its estate and anyone acting for it in any bankruptcy, and including any debtor in possession acting for it) demised to Mortgagor those certain premises more particularly described in EXHIBIT A (the “Land”).  For purposes of this Mortgage, the term “Lease” also includes the following:

(i)           Mortgagor’s leasehold estate created pursuant to the Lease, together with all credits, deposits, renewal option(s), privileges, rights (including rights regarding possession, occupancy, and rights to modify the Lease), benefits, estate, title, and interest of Mortgagor as tenant under the Lease, claims of Mortgagor against Landlord, rights of Mortgagor to give Landlord any notices under the Lease, and all rights of Mortgagor to enforce against Landlord any negative or affirmative covenants of Landlord in the Lease or in any Lease-related document or agreement;

(ii)           All of Mortgagor’s claims and rights to the payment of damages and other rights or remedies that may arise from Landlord’s failure to perform under the Lease, rejection or disaffirmation of the Lease under any bankruptcy law, or violation or breach by Landlord under the Lease, and all damages and other sums payable pursuant thereto;

(iii)           All of Mortgagor’s rights and remedies arising at any time under, or in, any bankruptcy proceeding affecting Landlord, including Mortgagor’s rights to object to Landlord’s sale of the premises under Bankruptcy Code §363, to elect to treat the Lease as terminated under Bankruptcy Code §365(h), and to remain in possession under the Lease if Landlord rejects or disaffirms it under Bankruptcy Code §365(h) or any other bankruptcy law, and any comparable right under any other bankruptcy law, and all claims, suits, actions, proceedings, rights, remedies, and privileges related thereto or arising therefrom, including Mortgagor’s right to claim any offsets against rent due under the Lease and the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, objections, notices, and other documents in any case relating to Landlord under the Bankruptcy Code; and

(iv)           All of Mortgagor’s rights and remedies under any nondisturbance, attornment, or recognition agreement between Mortgagor and any fee mortgagee relating to the Lease.

(b)
Additional Land.  All additional property interests related to the Land hereafter acquired by Mortgagor for use in the development of the Land, but only to the extent such interests are expressly made subject to the lien of this Mortgage by the written agreement of Mortgagor; and

(c)
Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements now or hereafter erected or located on the Land and owned by Mortgagor (the "Improvements"); and

(d)
Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, tides, interests, privileges, liberties, servitude, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in any street, road or avenue, opened or proposed, in front of or adjoining the Land, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both at law and in equity of Mortgagor of, in and to the Land, the Improvements and every part and parcel thereof, with the appurtenances thereto (collectively, the "Easements"); and

(e)
Fixtures and Personal Property.  All machinery, furniture, equipment, fixtures (including, but not limited to all heating, air-conditioning, plumbing, lighting, communications and elevator fixtures) goods, inventory, deposit accounts, computer software, general intangibles, payment intangibles, building materials and supplies, inventory and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, (other than Mortgagor’s right to use Video Lottery Terminals and other gaming equipment owned or leased by the State of Maryland) now and hereafter located upon the Land, the Easements, or the Improvements, or appurtenant thereto, created or used in connection with the present or future operation and occupancy of the Land, the Easements, and the Improvements owned by Mortgagor (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Maryland Uniform Commercial Code, as applicable and all proceeds and products of the above; and

(f)
Leases and Rents.  All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land, the Improvements, the Easements, or the Personal Property heretofore and hereafter entered into by Mortgagor (other than Mortgagor’s right to use Video Lottery Terminals and other gaming equipment owned or leased by the State of Maryland), whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), as the same may be amended from time to time (collectively, but excluding the Lease, the "Leases") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder, and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land, the Improvements, the Easements, and the Personal Property, whether paid or accruing before or after the filing by or against  of any petition for relief under the Bankruptcy Code (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (defined herein); and

(g)
Condemnation Awards.  All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements, the Easements, and the Personal Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right) or for a change of grade, access, or for any other injury to or decrease in the value of the Land, the Improvements, the Easements and the Personal Property; and

(h)
Insurance Proceeds.  All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements, the Easements and the Personal Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Land, the Improvements, the Easements and the Personal Property; and

(i)
Conversion.  All proceeds of the voluntary or involuntary conversion of the Land, the Improvements, the Easements and the Personal Property, including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

(j)
Rights.  The right, in the name and on behalf of Mortgagor while an Event of Default (as defined in the Secured Loan Agreement) remains uncured, to commence any action or proceeding to protect the interest of Lender in the Land, the Improvements, the Easements and the Personal Property and to appear in and defend any action or proceedings brought with respect to the Land, the Improvements, the Easements and the Personal Property; and

(k)
Agreements.  Except as otherwise provided in this Mortgage, all agreements, contracts, certificates, instruments, franchises, permits, licenses, (but specifically excluding any Gaming License as that term is defined in the Secured Construction Loan Agreement) plans, specifications and other documents, now or hereafter entered into, including all management, maintenance and service contracts, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land, the Improvements, the Easements and the Personal Property and any part thereof or respecting any business or activity conducted on the Land by Mortgagor, the Improvements, the Easements and the Personal Property and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Mortgagor thereunder; and

(l)
Intangibles.  Except as otherwise provided in this Mortgage, all trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used solely in connection with the operation of the Land, the Improvements, the Easements and the Personal Property by the Mortgagor and in which the Mortgagor has rights; and

(m)	Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (l) above.

2.           Assignment of Leases and Rents.  Mortgagor hereby absolutely and unconditionally assigns to Lender Mortgagor's right, title and interest in and to all current and future Leases and Rents.  Mortgagor intends this assignment as a present, absolute assignment and not an assignment for additional security only.  Nevertheless, Lender grants to Mortgagor a revocable license to collect and receive the Rents.

3.           Security Agreement.  This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Maryland Uniform Commercial Codes, as applicable.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property.  By executing and delivering this Mortgage, Mortgagor hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Maryland Uniform Commercial Code, as applicable, and, further, authorizes Lender to file and execute on behalf of Mortgagor, if necessary, all financing statements and continuation statements that might be required by law in order to perfect Lender's security interests in and to the Property and other collateral being granted to Lender hereunder.  A carbon, photostatic or other reproduction of this Mortgage shall be sufficient as a financing statement.  Lender shall have the right at any time to file a manually executed counterpart or a carbon, photostatic or other reproduction of this Mortgage as a financing statement in either the central or local UCC records of any jurisdiction wherein the Property is situated, but the failure of Lender to do so shall not impair (a) the effectiveness of this Mortgage as a fixture filing as permitted by Section 9.502(c) of the UCC, or (b) the validity and enforceability of this Mortgage in any respect whatsoever.

4.           Pledge of Monies Held.  Mortgagor hereby pledges to Lender any and all monies now or hereafter held by Lender, as additional security for the Debt until expended or applied as provided in this Mortgage.

And Mortgagor covenants with Lender, its successors and assigns, that Mortgagor will forever warrant and defend the title to the above-described Property against any and all lawful claims whatsoever.

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, this conveyance is given as a mortgage for the purpose of securing the following (the “Debt”):

(a)	the payment of amounts due pursuant to the Note;

(b)	and the repayment to the Lender of all reimbursable expense at any time accruing to Lender under the provisions hereof; and

(c)
the payment of all future and additional indebtedness, direct or indirect, created after the date of this Mortgage, which may be owing by Mortgagor (or by any of the persons herein designated under the term "Mortgagor") to the Lender in connection with the Property at any time prior to the payment in full with interest of the indebtedness or the foreclosure of this Mortgage therefor (the event occurring first to be controlling); such additional indebtedness to be secured hereby regardless of whether it shall be predicated upon future loans or advances hereafter made by the Lender, or obligations hereafter acquired by such Lender, through assignment or subrogation or otherwise, or shall represent indirect obligations (created after the date of this Mortgage), based upon any endorsements, guaranties or suretyship; and it is agreed that this Mortgage shall stand as security for all such future and additional indebtedness.

All recitals set forth in the preamble of this instrument are incorporated herein by this reference.

5.           Remedies.  Upon the occurrence of any Event of Default (as defined in the Secured Loan Agreement), including the failure of Mortgagor to perform any obligation hereunder, Mortgagor agrees that Lender may take such action, without notice or demand, unless specifically required by law or by the terms the Secured Loan Agreement, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)	Declare the entire unpaid Debt to be immediately due and payable;

(b)
Institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)
With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)	Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or any agreement related thereto;

(e)	Recover judgment on the Note in accordance with applicable law either before, during or after any proceedings for the enforcement of this Mortgage;

(f)
Apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, or of any person, firm or other entity liable for the payment of the Debt;

(g)	Subject to any applicable law, the license granted to Mortgagor under Section 2 shall automatically be revoked;

(h)
Exercise any and all rights and remedies in accordance with applicable law granted to a secured party upon default under the Maryland Uniform Commercial Code, as applicable, including, without limiting the generality of the foregoing:  (1) the right to take possession of the Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Property, and (2) request Mortgagor at its expense to assemble the Property and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(i)
Pursue such other remedies as Lender may have under the Credit Agreement and applicable law. Lender’s rights pursuant to this Section 5 are expressly subject to any restrictions or limitations imposed by, and permits or licenses required by, the gaming laws of the State of Maryland.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority to secure any portion of the Debt then remaining unpaid.

6.           Protection of the Property. If Lender shall expend any sum or sums for the protection of any of the Property or the lien of this Mortgage (Lender to have uncontrolled discretion as to the necessity of making any such expenditures), the repayment of such sum or sums on demand (with interest thereon at the highest rate permitted under Arkansas law from the date of each expenditure) shall be the obligation of the Mortgagor; and such obligation to repay will constitute a part of the indebtedness secured hereby.  The expenditures thus made reimbursable will include (without limiting the foregoing) taxes, special improvement assessments, and sums paid to discharge prior liens.  The cost of any abstract or supplemental abstract procured by the Lender of the secured indebtedness to facilitate foreclosure will also constitute a part of the reimbursable expense secured hereby

7.           Future Advances. IT IS EXPRESSLY AGREED AND UNDERSTOOD that the principal amount secured hereby is subject to multiple future advances pursuant to the terms and conditions of the Secured Loan Agreement of even date herewith.  Lender is obligated to fund such future advances in accordance with the terms and conditions of said Secured Loan Agreement.

8.           Multiple Remedies.  In the event of a default hereunder, the Lender hereby shall be entitled to enforce the lien of this Mortgage in respect to the Property encumbered hereby by foreclosure or otherwise in proceedings that are prosecuted simultaneously or are prosecuted separately, in such order as the Lender may select.

9.           Waivers.  To the extent permitted by law, Mortgagor hereby waives any and all rights of dower, curtesy, appraisement, sale, redemption and homestead under the laws of Arkansas, and especially under the Act of May 8, 1899, and Acts amendatory thereto.

10.           Representations and Warranties.  Mortgagor represents and warrants:

(a)	that Mortgagor is the owner or has control of the Property;

(b)	that Mortgagor has the right to pledge or grant a security interest in the Property;

(c)	that, to Mortgagor’s knowledge, the Property is free from liens, adverse claims, set-offs, default, repayment, defenses and conditions precedent of any kind or character except in favor of Lender;

(d)
that the security interest in the Property granted to Lender hereby is a first and prior security interest and that Mortgagor has not, and, except as otherwise provided herein will not, grant or suffer another security interest in or encumbrance against the Property except in favor of Lender;

(e)
that Mortgagor's execution, delivery and performance of this Mortgage (i) will not violate any indenture, agreement or any other instrument to which Mortgagor is a party or by which Mortgagor or any of its property is bound; and (ii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Mortgage;

(f)	that this Mortgage when executed and delivered to Lender, will constitute the legal, valid and binding obligations of Mortgagor, enforceable in accordance with its terms; and

(g)
any residential Improvements located on the Land are not used by the Mortgagor as a primary residence and are not subject to any homestead exemptions or other homestead rights.  To the extent any homestead rights or exemptions may be applicable to the Property, the Mortgagor hereby specifically waives them in their entirety.

11.	Covenants of Mortgagor.

(a)
Mortgagor shall (i) perform all obligations secured hereby when performance is due; (ii) permit Lender to exercise its powers granted herein; (iii) execute and deliver such documents as Lender reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (iv) not permit any lien on the Property, except in favor to Lender, and except such purchase money financing liens granted in the ordinary course of Mortgagor’s business and other Permitted Liens (as defined in the Secured Loan Agreement); and (v) not change its chief place of business or the place where Mortgagor keeps its records concerning the Property without first giving Lender written notice of the address to which Mortgagor is moving same.

(b)
Without Lender's consent, Mortgagor shall (i) [RESERVED]; (ii) not sell, transfer, encumber, hypothecate or otherwise dispose of any Property or proceeds (except as may otherwise be permitted herein) at any time, except to Lender or except in the ordinary course of business; (iii) not materially modify, alter, amend, or subordinate, or consent to or suffer any material modification, alteration, amendment or subordination of, any of the Property, nor, through action or failure to act, waive any of its rights thereunder, except to the extent such waiver does not materially impair Mortgagor’s ability to perform its obligations hereunder; and (iv) provide any service and do all other acts and things reasonably necessary to keep the Property free and clear of all defenses, rights of off-set and counterclaims.

(c)
Upon the request of Lender, Mortgagor shall execute or cause the execution, acknowledgment and delivery of such further commercially reasonable instruments (including, without limitation, declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage or the Credit Agreement (as defined in the Secured Loan Agreement).

(d)
Mortgagor shall not take any action with respect to any of the Property held by Lender from time to time which is inconsistent with the provisions and the purpose of this Mortgage or which would adversely affect the rights of Lender under the Credit Agreement.

(e)
Mortgagor agrees to pay, prior to delinquency, all taxes, special improvement assessments and other governmental charges against the mortgaged property, both real and personal, at any time levied or becoming due.

(f)
Except as otherwise permitted above, Mortgagor agrees to prevent the mortgaged property from becoming encumbered by any lien or charge having priority over, or on a parity with, the lien of this mortgage; and to comply with all statutes, ordinances and regulations relating to such property.

12.           Due on Sale/Encumbrance.  Mortgagor agrees that Mortgagor shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof (other than the interest of a tenant) to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred in any transaction which does not result in full payment of the Debt at the time of the closing of such transaction, except as otherwise permitted in Section 11 hereof.

13.           CHOICE OF LAW.  THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF MARYLAND,  EXCEPT TO THE EXTENT THAT REAL, PERSONAL PROPERTY AND GAMING LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, INCLUDING LAWS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION AND NON-PERFECTION OF LIENS ON REAL AND PERSONAL PROPERTY, OR THE TRANSFER OF, AND EFFECT OF TRANSFER OF, SECURITY TITLE TO REAL PROPERTY LOCATED IN SUCH STATE AND LAWS RELATED TO FINANCIAL INTERESTS IN, AND OPERATION OF, CASINOS, SHALL NECESSARILY APPLY TO THE EXERCISE OF ANY REMEDIES RELATING TO THE ENFORCEMENT OF THE SECURITY COVERED BY THIS MORTGAGE AND PROVIDED FURTHER, THE PARTIES EXPRESSLY CHOOSE THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED TO GOVERN THE EFFECTIVENESS OF THE GRANT AND CONVEYANCE OF THE LIEN AGAINST AND SECURITY TITLE TO THE PROPERTY.

14.           Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

15.           No Oral Change.  This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

16.           Duplicate Originals; Counterparts.  This Mortgage may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage.  The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

17.           Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

18.           Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, and under the Note and the Credit Agreement.

19.           Entire Agreement.  The Credit Agreement constitutes the entire understanding and agreement between Mortgagor and Lender with respect to the transactions arising in connection with the subject loan and supersede all prior written or oral understandings and agreements between Mortgagor and Lender with respect thereto.  Mortgagor hereby acknowledges that, except as incorporated in writing in the Credit Agreement, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Credit Agreement.

20.           Waiver.  No waiver by Lender of any default or breach by Mortgagor hereunder shall be implied from any omission by Lender to take, or any delay in taking, action on account of such default other than the default expressly made the subject of the waiver and any such express waiver shall be operative only for the time and to the extent therein stated.  Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.  The consent or approval by Lender to or of any act by Mortgagor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.  The intent of this paragraph is to avoid unintentional waivers by Lender of any of its rights hereunder.

21.           No Duty of Lender.  Nothing in this Mortgage shall impose or imply any duty or obligation whatsoever upon Lender, and Lender shall be under no duty, to take any action to preserve rights of Mortgagor with respect to any of the security held by Lender for the obligations.  Mortgagor waives any and all impairment of recourse and/or impairment of collateral defenses that it may possess against the Lender.

22.           Binding Effect; Assignment.  Subject to any required approval of the Maryland Lottery and Gaming Control Commission, this Mortgage may be assigned by Lender.  Mortgagor may not assign its interest in, or obligation under, this Mortgage except with the written consent of Lender.  Subject to the forgoing, all of the terms, covenants, conditions, representations and warranties hereof shall inure to the benefit of, and be binding upon, the successors and assigns of Lender and Mortgagor.  Mortgagor hereby consents to the collateral assignment of Lender's interests in and to this Agreement to third party creditors of Lender without the need for any further consent of whatever nature by Mortgagor.  Should Lender's assignee assume rights under this agreement, Mortgagor covenants and agrees that it will continue to perform this agreement in accordance with its terms and conditions and shall recognize said assignee as the lawful and enforceable successor in interest to Lender.

23.           Preparation of Agreement.  The parties hereto acknowledge that this Mortgage has been negotiated and prepared in an arms-length transaction and that both Lender and Mortgagor have negotiated all the terms contained herein.  Accordingly, the parties agree that neither party shall be deemed to have drafted this agreement and this agreement shall not be interpreted against either party as the draftsman.

24.           Advice of Counsel.  Each party acknowledges to the other that such party has been advised by legal counsel in connection with the negotiation and execution of this Mortgage and that each party understands the terms and conditions contained herein and that each has entered into this Mortgage voluntarily.

25.           Severability.  In the event that any one or more of the provisions contained in this Mortgage or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage or any other loan document executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Agreement or any other loan document executed in connection herewith a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable thereafter.

 [This Space Intentionally Left Blank; Signatures to Follow]

[Signatures to Leasehold Mortgage, Security Agreement and Assignment of Rents]

IN WITNESS WHEREOF, the undersigned have executed this Leasehold Mortgage, Security Agreement and Assignment of Rents as of the date set forth in the preface.

MORTGAGOR:
Evitts Resort, LLC

By: ___/s/ Damon Schramm_____________

    Title: __Secretary_____________________

ACKNOWLEDGMENT

STATE OF Minnesota
COUNTY OF Hennepin

Personally appeared before me, the undersigned authority in and for the said county and state, on this 17th day of December, 2012, within my jurisdiction, the within-named Damon E. Schramm, who acknowledged that he is the Secretary of Evitts Resort LLC, a Maryland limited liability company, and that, for and on behalf of the said company and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized by said company to do so.

    _/s/ Jessica Islas__________________
  Notary Public

My commission expires:
_January 31, 2015_________________________

I HEREBY CERTIFY that the foregoing instrument was prepared under my supervision and that I am an attorney admitted to practice before the Court of Appeals for the State of Maryland.

___________________________________

EXHIBIT A

LAND

In The Twenty-First Election District, Allegany County, Maryland, In Five Parcels.

Parcel One:

Beginning for the same at a Point, said Point being the southwesterly-most comer of the herein described lease area and running from thence;

(1) North 21 degrees 05 minutes 20.8 seconds West 1 43 1 .36 feet; thence,
(2) North 10 degrees 11 minutes 18.5 seconds East 1364.12 feet; thence,
(3) North 23 degrees 29 minutes 52.3 seconds East 875.04  feet; thence,
(4) North 39 degrees 50 minutes 45.2 seconds East 495.83 feet; thence,
(5) North 63 degrees 03 minutes 55.4 seconds East 568.17 feet; thence,
(6) North 80 degrees 00 minutes 52.1 seconds East 262.99 feet; thence,
(7) South 52 degrees 26 minutes 18.1 seconds East 764.16 feet; thence,
(8) South 00 degrees 00 minutes 00 seconds East 230.00 feet; thence,
(9) South 28 degrees 35 minutes 25.7 seconds East 242.17 feet; thence,
(10) by and with the arc of a curve deflecting to the left, which has a radius of 209.99  feet, for a length of 186.65 feet, the chord of which bears South 54 degrees 03 minutes 18.5 seconds  East 180.57 feet; thence,
(11) South 79 degrees 31  minutes  11.3 seconds East 462.81  feet; thence.
(12) North 10 degrees 55 minutes 41.5 seconds East 518. 78 feet; thence,
(13) North 47 degrees 27 minutes 39.7 second s East 158. 17 feet; thence,
(14) North 73 degrees 42 minutes 11.9 seconds  East 146.50 feet; thence,
(15) North 32 degrees 17 minutes 30.3 seconds East 726.66 feet; thence,
(16) North 11 degrees  23 minutes 37.2 seconds East 532.31  feet; thence,
(17) North 50 degrees 57 minutes 37.1 seconds East 1651.73 feet; thence,
(18)  South  24  degrees   26  minutes  00.0  seconds  East  569.50   feet  to  the  northwesterly  side  of  the proposed  Pleasant Valley  Road right-of-way;  thence, by and  with  the  northwesterly  side of the said  proposed Pleasant  Valley Road right-of-way  the following twenty-six courses  and distances
(19) by and with the arc of a curve deflecting  to the left, which  has a radius of 1930.93  feet, for a length of 175.31 feet, the chord of which bears South 23 degrees  23 minutes 25. 1 seconds West 175.25 feet; thence,
(20) South 20 degrees 47 minutes 21.7 seconds  West 122.00 feet; thence,
(21) by and with the arc of a curve deflecting  to the right, which  has a radius of 466.51  feet, for a length 113.33 feet, the chord of which bears South 27 degrees  44 minutes 55.5 seconds  West 113.05 feet; thence,
(22) North 74 degrees  25 minutes 25.6 seconds  West 27.97 feet ; thence,
(23) by and with the arc of a curve deflecting  to the right, which  has a radius of 440.18  feet, for a length of 10.71 feet, the chord of which bears South 36 degrees 35 minutes 55.3 seconds West 10.71  feet; thence,
(24) South 26 degrees 53 minutes 47.2 seconds  West 65.89 feet; thence,

(25) South 43 degrees  15 minutes 45.6 seconds  West 472.87 feet ; thence,
(26) by and with the arc of a curve deflecting to the left, which  has a radius of 5965.00  feet, for a length of 137.62 feet, the chord of which bears South 42 degrees  36 minutes 20.1  seconds  West 137.62 feet; thence,
(27) South 41 degrees  56 minutes 54.6 seconds  West 657.22  feet; thence,
(28) South 41 degrees 07 minutes 14.5 seconds West 109.31 feet: thence,
(29) North 80 degrees 36 minutes 46.8 seconds  West 36.67 feet; thence,
(30) South 38 degrees 33 minutes 30.3 seconds  West 32.87 feet; thence,
(31) South 23 degrees  32 minutes 39.5 seconds  West 79.75 feet; thence,
(32) South 21 degrees  38 minutes 54.5 seconds  West 136.19 feet; thence,
(33) South 20 degrees  11 minutes 01.3 seconds  West 149.36 feet; thence,
(34) South 20 degrees 28 minutes 57.5 seconds  West 298.08  feet; thence,
(35) South 24 degrees 06 minutes 48.4 seconds  West 338.83  feet; thence,
(36) South  16 degrees 57 minutes 51.3 seconds  West 162.76 feet; thence,
(37) South 26 degrees 58 minutes 07.7 seconds  West 178.90 feet; thence,
(38) South 41 degrees  36 minutes 43.2 seconds  West 76.65 feet; thence,
(39) South 53 degrees 27 minutes 32.4 seconds  East 9.48 feet ; thence,
(40) South 50 degrees 40 minutes  26.3 seconds  West 110.67  feet ; thence,
(41) South 66 degrees 56 minutes 44.2 seconds  West 307.87 feet; thence,
(42) South 81 degrees 54 minutes 59.3 seconds  West 43.56 feet; thence,
(43) North 21 degrees 50 minutes 03.5 seconds  West 65.42 feet ; thence,
(44) South  71 degrees  00 minutes  35.0 seconds  West 20.02  feet to Maryland  Highway  No. U.S. 40/48; thence, by and with the northwesterly side of the said Maryland Highway No. U.S. 40/48 the following nineteen courses and distances
(45) continuing South 83 degrees 40 minutes 29.1  seconds  West 24.92 feet; thence,
(46) North 09 degrees 01 minutes  17.0 seconds  West 222.04  feet ; thence,
(47)  South 67 degrees 52 minutes 18.1  seconds  West 145.00 feet ; thence,
(48) South 12 degrees 30 minutes 24.5 seconds East 185.5 7 feet; thence,
(49) South 07 degrees 17 minutes 28.2 seconds East 45.00 feet to Parcel Three described below; thence, by and with Parcel Three described below
(50) South 10 degrees  11 minutes 55.4 seconds  West 268.53  feet; thence,
(51) South 52 degrees 24 minutes 04.8 seconds West 109.35 feet; thence,
(52) South 56 degrees 29 minutes 35.4 seconds  West 238.43  feet; thence,
(53) South 50 degrees  21 minutes 09.7 seconds  West 457.59  feet; thence,
(54) South 88 degrees 23 minutes 00.8 seconds  West 223.81  feet ; thence,
(55) South 39 degrees  31 minutes 39.5 seconds  West 417.53 feet ; thence,
(56) South 03 degrees 14 minutes 22.9 seconds West 98.97 feet; thence.
(57)  by and with the arc of a curve deflecting  to the left which  has a radius of 2438.10  feet, for a length of 30.52 feet, the chord of which bears South 44 degrees 52 minutes  15.6 seconds  West 30.52 feet; thence,
(58) South 44 degrees 31 minutes 10.4 seconds  West 1169.39 feet; thence,
(59) South 44 degrees 31 minutes 12.4 seconds West 141 .63 feet; thence,
(60) South 44 degrees 31 minutes 11.9 seconds  West 48.34 feet ; thence,
(61)  by and with the arc of a curve deflecting  to the left, which  has a radius of 450.00  feet, for a length of 270.42  feet the chord of which bears South 61 degrees  19 minutes 19.1 seconds  West 266.37  by feet; thence,

(62) South 44 degrees  30 minutes 54.8 seconds West 80.00  feet; thence,
(63) continuing South 44 degrees 30 minutes 54.8 seconds West 54.90 feet to the Place of Beginning. Containing 230.320 Acres of Land, more or less.

Parcel Two:

Beginning  for the same  at a Point,  said  Point  being the northerly-most  comer  of the herein  described land ; said Point also being on the southeasterly  side of the proposed  right-of-way  line of a public  road, known as Pleasant Valley Road; said Point also bears South 18 degrees 19 minutes 01.5 seconds  East 143.17 feet from the end of the twenty-seventh course of the above described  Parcel No. One; and from said Place of Beginning running:

(1) South 51 degrees 00 minutes 39.9 seconds  East 466.88 feet; thence,
(2) South 00 degrees 14 minutes 30.0 seconds West 812.78 feet; thence,
(3) North 85 degrees 18 minutes 17.6 seconds East 924.90 feet; thence,
(4) South 51 degrees  15 minutes 00.0 seconds East 262.88 feet; thence,
(5) South  52 degrees  45  minutes  41.2  seconds  West 80.25  feet to the northwesterly  side of Maryland Highway  No. U.S. 40/48; thence, by and with the said northwesterly side of the said Maryland Highway No. U.S. 40/48 the following six courses and distances:
(6) continuing South 52 degrees 45 minutes 41.2 seconds  West 313.84 feet; thence,
(7) South 71 degrees 50 minutes 46.0 seconds West 260.31  feet; thence,
(8) South 71 degrees 54 minutes 54.7 seconds  West 587.76 feet; thence,
(9) by and with the arc of a curve deflecting  to the left, which has a radius of 700.00 feet for a length of 273.41  feet, the chord of which bears South 79 degrees 51 minutes 26.1 seconds  West 271.68 feet; thence,
(10) South 67 degrees 58 minutes 54.1 seconds West 106.78 feet; thence,
(11) South 73 degrees 32 minutes 35.2 seconds  West 196.96 feet to the land , now or formerly  of Arthur C.  Howard  and  Doris  J. Howard  (Liber  216,  Folio  47);  thence,  by and  with  the said  Arthur  C. Howard  and Doris J. Howard land
(12) North 06 degrees 02 minutes 58.5 seconds  West 293.30 feet; thence,
(13) North 42 degrees 25 minutes 33.6 seconds West 188.60 feet ; thence,
(14) North 50 degrees 31 minutes 08.7 seconds  East 48.18 feet; thence,
(15) North 39 degrees 28 minutes 51.3 seconds  West 9.00 feet; thence,
(16) North 50 degrees 31 minutes 08.7 seconds  East 82.83 feet; thence,
(17) South 40 degrees  07 minutes 40.3 seconds  East 201.98  feet; thence,
(18) North 49 degrees 53 minutes  57.2 seconds  East 230.60  feet; thence,
(19) North 40 degrees 53 minutes 27.6 seconds  West 144.79 feet; thence,
(20) North 56 degrees  17 minutes 41.9 seconds  West 43.29 feet; thence,
(21) North 72 degrees 48 minutes 17.5 seconds  West 42.63 feet; thence,
(22) South 50 degrees 31 minutes 08.7 seconds West 276. 20 feet; thence,
(23) North 39 degrees 28 minutes 51 .3 seconds  West 9.00 feet ; thence,
(24) South 50 degrees 31 minutes 08.7 seconds West 101.54 feet; thence,
(25) by and with the arc of a curve deflecting  to the right, which has a radius of 305.00  feet, for a length of283.09 feet, the chord of which bears South 77 degrees 06 minutes 33.9 seconds  West 273.04 feet; thence,
(26)  by and with the arc of a curve deflecting  to the right which has a radius of 41.00  feet, for a length of33.43 feet, the chord of which bears North 52 degrees 56 seconds  42.7 seconds  West 32.51  feet; thence,

(27)  North 09 degrees  16 minutes  21.2 seconds  West 93.72  feet to the proposed  Pleasant  Valley  Road right-of-way; thence,  by and with the southeasterly side of the said proposed  Pleasant  Valley Road right-of-way the following  ten courses  and distances:
(28)  by and with the arc of a curve deflecting to the left, which  has a radius of 600.21  feet, for a length of 232.08 feet the chord of which bears North 33 degrees 51 minutes  27.0 seconds  East 230.64 feet; thence,
(29) North 22 degrees 00 minutes 24.0 seconds  East 56.28 feet ; thence,
(30) South 60 degrees  35 minutes 09.4 seconds  East 6.45 feet ; thence.
(31) North 28 degrees 03 minutes 42.4 seconds  East 41.06 feet; thence.
(32) North 22 degrees  10 minutes 35.6 seconds  East 151.34 feet; thence,
(33) North 06 degrees  15 minutes 58.8 seconds  East 41.20  feet; thence,
(34) North 22 degrees 00 minutes 24.0 seconds  East 691.65  feet ; thence,
(35) South 68 degrees 43 minutes 22.3 seconds  East 50.00 feet ; thence.
(36) North 27 degrees  07 minutes 58.7 seconds  East 184.42 feet ; thence.
(37) North 39 degrees 01 minutes 49 seconds  East 150.56 feet to the Place of Beginning. Containing 37.887 Acres of Land more or less.

Parcel Three

Beginning   for  the  same  at  a  Hub  and  Tack  found,  said  Hub  and  Tack  being  a  the  northwesterly intersection  of the Right-of-Way  for Through  Highway  1-68 (National  Freeway)  leading  from  Cumberland  to Flintstone  and  the Rocky  Gap  State  Park  Entrance  Road,  said  Right-of-Way   being  recorded  among  the Land Records of Allegany  County  under Liber 0607,  Page 974; said Hub and Tack also being at the end of the forty eighth  course  of Parcel  One described  above;  thence,  by and with the said  Parcel  One and from said  Place of Beginning  running by and with the aforementioned Right-of- Way:

(1) North  10 degrees  11 minutes  55.4  seconds  East 268.53  feet;  thence,  by and  with the new division line the following  three courses and distances:
(2) North 82 degrees 42 minutes 31.8 seconds East 43.00 feet; thence,
(3) South 07 degrees 29 minutes 0.2 seconds East 183.45 feet; thence,
(4) South 52 degrees 24 minutes 04.8 seconds  West 144.00 feet to the Place of Beginning. Containing 16,932 Square Feet of Land, more or less.

Parcel Four

BEGINNING for the same at a point, said point also being at the end of the South 79 degrees 31 minutes 11 seconds  East, 462.81  foot  line of 230.320  Acre, Parcel  One as delineated  on a plan entitled  "Plat Showing Lease Area, on the lands of, ROCKY  GAP STATE  PARK"  prepared  by Rauch,  Walls & Lane, Inc. dated April 26, 1996, said plat also being Exhibit "B" as contained  in a Ground  Lease recorded among  the Land Records of Allegany  County,  Maryland  in Liber 637. Folio 308, said Point of Beginning  also being on the easterly  side of the public road known as Lake Shore  Drive at the intersection  of the northerly side of the public road known as Old Hancock  Road, said Point of Beginning  also  being southeast  corner  of the herein described  Lease  Area 4, thence  by and with said  northerly  side of the public  road known  as Old Hancock  Road and running  reversely with  the  aforesaid  462.81   foot  line  of  the  230.320  Acre.  Parcel  One,  and  running  in  the  meridian  of  the Maryland  State  Coordinate  System NAD  27 as established   on  said  plat, and  running  in , through, over and across, as to include a portion of the lands of The State of Maryland,  ROCKY  GAP STATE  PARK (Liber 402, Folio 391) the following  nine courses and distances:

(1)  North 79 degrees 31 minutes 11 seconds West, 462.81 feet to a point; thence
(2) by and with the arc of a curve deflecting to the right, which has a radius of 209.99 feet, for a length of 186.65 feet, the tangent of which is 100. 00 feet, the chord of which bears North 54 degrees 03 minutes 19 seconds West, 180.57 feet to a point; thence
(3) North 28 degrees 35 minutes 26 seconds West 141.75 feet to a point; thence
4) North 61 degrees 24 minutes 34 seconds East, 206.17 feet to a point; thence
(5) South 89 degrees 46 minutes 34 seconds East. 202.34 feet to a point; thence
(6) South 75 degrees 00 minutes 00 seconds East. 113.65 feet to a point; thence
(7) by and with the arc of a curve deflecting to the right, which has a radius of 210.19 feet, for a length of 310.79 feet, the tangent of which is 191.65 feet, the chord of which bears South 32 degrees 38 minutes 29 seconds East, 283.24 feet to a point; thence
(8) South 79 degrees 04 minutes 18 seconds East, 50.17 feet to a point; thence
(9) South 10 degrees 55 minutes 42 seconds West, 137.58 feet to the Place of Beginning.

Containing 4.485 Acres of Land, more or less, and intended to be all of the same land designated as "Parcel 4" on a plat entitled "Amended Lease Area Plat, on the lands of, ROCKY GAP STATE PARK" as prepared by Lane Engineering, LLC on June 7, 2012.

Parcel Five

BEGINNING for the same at a point, said point being REMOVED South 65 degrees 35 minutes 22 seconds West, 248.55 feet from the end of the North 42 degrees 25 minutes 33.6 seconds West, 188.60 foot line of37.887 Acre, Parcel Two as delineated on a plan entitled "Plat Showing Lease Area, on the lands of, ROCKY GAP STATE PARK" dated April 26, 1996, prepared by Rauch, Walls & Lane, Inc., dated April 26, 1996, said plat also being Exhibit "B" as contained in a Ground Lease recorded among the Land Records of Allegany County, Maryland in Liber 637, Folio 308, said Point of Beginning also being on the southerly side of the Tenant Access Easement as shown on said plat, said Point of Beginning also being northwest corner of the herein described Lease Area, thence running in the meridian of the Maryland State Coordinate System (NAD 27 as established on said Exhibit "B") and running in, through, over and across, as to include a portion of the lands of The State of Maryland , ROCKY GAP STATE PARK (Liber 402, Folio 391) the following courses and distances:

(1) South 06 degrees 18 minutes 49 seconds East, 176.05 feet to a point and the lands of the Maryland State Highway Administration as shown on State Highway Administration Plat Number 50403: thence by and with said Maryland State Highway Administration lands the following three courses and distances
(2) South 74 degrees 12 minutes 23 seconds West, 115.17 feet to a point; thence

(3) North 76 degrees 03 minutes 42 seconds West, 106.76 feet to a point; thence
(4) South 85 degrees 23 minutes 38 seconds West, 44.84 feet to a point; thence running in, through, over and across as to include a portion of the land s of The State of Maryland (Liber 402, Folio 391) the following three courses and distances
(5) North 39 degrees 30 minutes 32 seconds East, 199.14 feet to a point; thence
(6) North 11 degrees 22 minutes 34 seconds East, 35.96 feet to a point; thence
(7) by and with the arc of a curve deflecting to the left, which has a radius of 345.00 feet, for a length of 106.52 feet the chord of which bears South 87 degrees 28 minutes 08 seconds East 106.09 feet to the Place of Beginning.

Containing 33,894 Square Feet or 0.778 Acres of Land, more or less and intended to be all of the same land designated as "Parcel 5" on a plat entitled "Amended Lease Area Plat, on the lands of, ROCKY GAP STATE PARK" as prepared by Lane Engineering, LLC on June 7, 2012.